EXHIBIT 16.1

RBSM LLP

NEW YORK, NY

November 30, 2012

Securities and Exchange Commission
100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of 11 Good Energy, Inc.’s (the “Company”) Form 8-K/A,Amendment No. 1 dated November 2, 2012, and are in agreement with the disclosures set forth therein.

Very truly yours,

/S/ RBSM LLP
RBSM LLP